Exhibit 99.1

Joint Filer Information

Form 3

Designated Filer:	SLS Spansion Holdings, LLC

Other Joint Filers and Addresses:	Silver Lake Sumeru Fund, L.P.
Silver Lake Technology Investors Sumeru, L.P.
Silver Lake Technology Associates Sumeru, L.P.
SLTA Sumeru (GP), L.L.C.

The principal business address of each of the joint filers listed above:
2775 Sand Hill Road, Suite 100
Menlo Park, CA 94025

Date of Event Requiring Statement:	05/10/10

Signatures:

SILVER LAKE SUMERU FUND, L.P.
By: Silver Lake Technology Associates Sumeru, L.P., its general partner

By:	/s/ Paul Mercadante
Name: Paul Mercadante
Title: Managing Director

SILVER LAKE TECHNOLOGY INVESTORS SUMERU, L.P.
By: Silver Lake Technology Associates Sumeru, L.P., its general partner

By:	/s/ Paul Mercadante
Name: Paul Mercadante
Title: Managing Director

SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P.

By:	/s/ Paul Mercadante
Name: Paul Mercadante
Title: Managing Director

SLTA SUMERU (GP), L.L.C.

By:	/s/ Ajay Shah
Name: Ajay Shah
Title: Managing Member

Date: May 20, 2010